CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73810) of Eastman Chemical Company of our report dated July 11, 2005 relating to the financial statements of the Eastman Investment and Employee Stock Ownership Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
July 13, 2005